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                                                                   EXHIBIT 11.1

                      STECK-VAUGHN PUBLISHING CORPORATION
                                  EXHIBIT 11.1
                       To Form 10-Q dated March 31, 1996
                       CALCULATION OF EARNINGS PER SHARE
                (amounts in thousands, except per share amounts)

                                                       Three Months Ended
                                                           March 31,
                                                      1996            1995
                                                    ------------------------
Net Income                                          $    797       $     532
                                                    ========================
Common Stock:

        Shares outstanding from the beginning
           of the period                              14,313          14,338

        Shares issued,weighted for period held             1            -

        Assumed exercise of stock options using the
           treasury stock method                          63               5

        Purchase of treasury shares,
           weighted for period held                      -                (8)
                                                    ------------------------
Weighted Average Shares Outstanding                   14,377          14,335
                                                    ========================
Earnings Per Share                                  $   0.06       $    0.04
                                                    ========================